Exhibit 99.1
News Release

For immediate release
March 6, 2020
Digirad Corporation Announces
2019 Fourth Quarter and Year End Financial Results
Reports Q4 2019 Revenue and Gross Profit Increases of 39% and 112%, Respectively
Suwanee, GA. - Digirad Corporation (Nasdaq: DRAD; DRADP) (“Digirad” or the “Company”) reported today its financial results for the fourth quarter (Q4) and year (FY) ended December 31, 2019.
As previously announced, on September 10, 2019 Digirad completed the acquisition of ATRM Holdings, Inc. (“ATRM”) and transformed from a healthcare services provider into a diversified holding company (“HoldCo”) with three business divisions: Healthcare, Building & Construction, and Real Estate & Investments.

Q4 2019 Financial Highlights vs. Q4 2018 *

•	Total revenue increased by 39.4% to $36.1 million from $25.9 million

•	Gross profit increased by 112.2% to $7.9 million from $3.7 million

•
Net loss from continuing operations was $0.3 million (or $0.13 per basic and diluted share) and included $0.3 million of merger related expenses; excluding merger related expenses, net income from continuing operations was $27 thousand, compared to a net loss from continuing operations of $0.9 million (or $0.45 per basic and diluted share)

•	Non-GAAP adjusted EBITDA from continuing operations increased by 262.3% to $2.8 million from $0.8 million

FY 2019 Financial Highlights vs. FY 2018 *
•     Total revenue increased by 9.6% to $114.2 million from $104.2 million
•     Gross profit increased by 21.0% to $22.1 million from $18.3 million

•
Net loss from continuing operations was $4.9 million (or $2.69 per basic and diluted share) and included $2.3 million of merger related expenses; excluding merger related expenses, net loss from continuing operations was $2.6 million as compared to a net loss from continuing operations of $3.8 million (or $1.90 per basic and diluted share)

•     Non-GAAP adjusted EBITDA from continuing operations increased by 29.2% to $7.7 million from $6.0 million

*Digirad’s Q4 and FY 2019 results include financial and operational data of the two newly created divisions - Building & Construction and Real Estate & Investments, following the acquisition of ATRM on September 10, 2019. There were no operational or financial data recorded in the 2018 corresponding periods from these two divisions.

Jeff Eberwein, Chairman of Digirad, noted, “FY 2019 was a transition year for Digirad. With the acquisition of ATRM we are now operating and reporting financial results as a HoldCo with three business divisions. For Q4 2019, which reflects a full quarter of operations as a HoldCo, as compared to the same period of 2018, we reported higher revenue and gross profit. These improvements were mainly due to additional revenue and gross profit generated by our recently established Building & Construction division and the steps taken to increase sales of higher margin products in our Healthcare division.

“For FY 2020, as previously announced, our focus will be on growing our business organically by expanding higher margin segments such as camera sales and mobile scanning services in our Healthcare division, and increasing the utilization rate at existing factories and potentially opening an idle facility in our Building & Construction division. We will also seek bolt-on acquisitions for our existing platform companies and attractive acquisition opportunities to create new business for our HoldCo structure.”

Revenue

The Company’s total Q4 2019 revenue increased by 39.4% to $36.1 million from $25.9 million in the fourth quarter of the prior year. FY 2019 total revenue of $114.2 million increased by 9.6% from FY 2018 revenue of $104.2 million.

Revenue in $ million	Q4 2019	Q4 2018	% change	FY 2019	FY 2018	% change
Healthcare	$27,540	$25,928	6.2%	$102,846	$104,180	(1.3)%
Building & Construction	8,528	—	—%	11,257	—	—%
Real Estate & Investments	74	—	—%	82	—	—%
Total Revenue	$36,142	$25,928	39.4%	$114,185	$104,180	9.6%

Our Healthcare division’s business remains strong. Revenue for Q4 2019 increased mainly due to higher camera sales, while revenue for FY 2019 slightly decreased from FY 2018 due to the sale of our Telerhythmics business in October 2018. Telerhythmics’ revenue for Q4 2018 and FY 2018, was $0.3 million and $3.4 million, respectively.

Gross Profit

Gross profit in $ million	Q4 2019	Q4 2018	% change	FY 2019	FY 2018	% change
Healthcare	$6,389	$3,739	70.9%	$20,328	$18,271	11.3%
Building & Construction	1,536	—	—%	2,013	—	—%
Real Estate & Investments	9	—	—%	(226)	—	—%
Total Gross Profit	$7,934	$3,739	112.2%	$22,115	$18,271	21.0%

Gross profit of our Healthcare division for Q4 2019 and FY 2019 increased by 70.9% and 11.3%, respectively, from prior year’s same periods, driven by higher camera rental revenue, lower health insurance costs, and the sale of the low margin Telerhythmics business in October 2018.

Operating Expenses

Q4 2019 selling, general and administrative (SG&A) expenses increased by 43.4% or $2.1 million from the same period of 2018, mainly due to SG&A increased expenses from the recently acquired Building & Construction Division (not recorded in the same reported periods of 2018), offset by lower headcount and reduced costs for contracted services particularly in the information technology (IT) and human resources (HR) areas from the Healthcare division. Our FY 2019 SG&A expenses increased by 5.5% or $1.1 million , compared to FY 2018 due to $2.0 million expenses from Building and Construction Division, offset by lower salaries and benefits resulting from lower headcount following the sale of our Telerhythmics business in October 2018 and reduced costs for contracted services particularly in IT and HR areas as a result of steps we took to streamline our internal operations.

Non-GAAP adjusted EBITDA

Q4 2019 non-GAAP adjusted EBITDA from continuing operations rose to $2.8 million from $0.8 million in the same quarter of the prior year due to higher revenue from the sale of cameras and high-margin mobile scanning services. FY 2019 non-GAAP adjusted EBITDA from continuing operations increased to $7.7 million, compared to $6.0 million in FY 2018 also reflecting higher revenue from the sale of cameras and high-margin mobile scanning services.

Net loss

Q4 2019 net loss from continuing operations was $0.3 million, or $0.13 per basic and diluted share, compared to a net loss from continuing operations of $0.9 million, or $0.45 per basic and diluted share in the same period of the prior year. Q4 2019 non-GAAP adjusted net income from continuing operations was $0.6 million, or $0.30 per basic and diluted share, compared to an adjusted net loss of $1.2 million, or $0.59 per basic and diluted share in the same period of the prior year.

FY 2019 net loss from continuing operations was $4.9 million, or $2.40 per basic and diluted share, compared to a net loss from continuing operations of $3.8 million, or $1.90 per basic and diluted share in FY 2018. FY 2019 non-GAAP adjusted net loss from continuing operations was $0.3 million, or $0.13 per basic and diluted share, compared to an adjusted net loss of $2.8 million, or $1.36 per basic and diluted share in the prior year.

The improvement for both Q4 and FY 2019 reporting periods in non-GAAP measures was mainly due to higher revenue and margin improvements despite higher intangible amortization costs totaling $0.8 million and $1.8 million, respectively, and non-recurring legal costs and other expenses related to ATRM and establishment of HoldCo totaling $0.3 million and $2.3 million, respectively, related to the acquisition of ATRM and establishment of HoldCo.

Operating cash flow

Q4 2019 cash flow from operations was an inflow of $1.2 million, compared to an inflow of $2.8 million for the same period in the prior year. FY 2019 cash flow from operations was an inflow of $0.4 million, compared to an inflow of $5.1 million for FY 2018.

Free Cash Flow

The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment, plus net dispositions and estimated level of one-time acquisition related net working capital adjustment at the closing date. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations.

Q4 2019 non-GAAP free cash flow was an inflow of $1.4 million, compared to an inflow of $2.9 million of the same quarter in the prior year. FY 2019 non-GAAP free cash flow was an inflow of $3.0 million, compared to an inflow of $5.0 million in FY 2018.

Net operating loss (NOL)

Digirad Corporation has approximately $91.6 million of usable net operating losses (“NOL”) in the U.S. as of year end 2019, which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a charter amendment in place that limits beneficial ownership of Digirad common stock to 4.99%. Stockholders who wish to own more than 4.99% of Digirad common stock, or who already own more than 4.99% of Digirad common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval. Digirad’s NOL is expected to increase in 2020 due to operating results.

2020 Financial Guidance
For FY 2020, the Company expects to generate revenue from continuing operations of between $125.0 million and $145.0 million, non-GAAP adjusted EBITDA of between $7.0 million and $9.0 million and free cash flow of between $4.0 million and $5.0 million.

Conference Call Information

A conference call is scheduled for 10:00 a.m. EST (7:00 a.m. PST) on March 6, 2020 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://ir.digirad.com/events-presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail ir@digirad.com or lcati@equityny.com.

Use of Non-GAAP Financial Measures by Digirad Corporation

This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” “free cash flow”, and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, unrealized gain (loss) on available-for-sale securities, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad’s financial condition and results of operations is included as Exhibit 99.2 to Digirad’s report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2020.

About Digirad Corporation

Digirad Corporation is a diversified holding company with three operating divisions: Healthcare, Building & Construction and Real Estate & Investments.

Digirad: Healthcare Division

Healthcare Division (Digirad Health) designs, manufactures, and distributes diagnostic medical imaging products. Digirad Health operates in three businesses: Diagnostic Services, Mobile Healthcare, and Diagnostic Imaging. The Diagnostic Services business offers imaging and monitoring services to healthcare providers as an alternative to purchasing the equipment or outsourcing the job. The Mobile Healthcare business provides contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging (“MRI”), positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise through a convenient mobile service. The Diagnostic Imaging business develops, sells, and maintains solid-state gamma cameras.

ATRM Holdings: Building & Construction Division

Building and Construction Division (ATRM) services residential and commercial construction projects by manufacturing modular housing units, structural wall panels, permanent wood foundation systems, and other engineered wood products, and supplies general contractors with building materials. This division operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply retail operations. The modular building manufacturing business is operated by KBS Builders, Inc. (“KBS”), and the structural wall panel and wood foundation manufacturing segment is operated by EdgeBuilder, Inc. (“EdgeBuilder”), and the retail building supplies are sold through Glenbrook Building Supply, Inc. (“Glenbrook” and together with EdgeBuilder, “EBGL”). KBS, EdgeBuilder and Glenbrook are wholly-owned subsidiaries of ATRM.

Real Estate & Investments Division

Real Estate & Investments Division manages real estate assets (currently three manufacturing plants in Maine) and investments.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of Digirad Corporation (“Digirad,” “DRAD” or the “Company”) or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company Preferred Stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; the length of time associated with servicing customers; losses of significant contracts; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s Common Stock and Preferred Stock; stock volatility and liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company Preferred Stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, including to successfully integrate ATRM’s operations and realize the synergies from the acquisition, as well as factors related to the Company’s business (including ATRM) including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Digirad Corporation	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Chairman of the Board	Vice President
203-489-9501	212-836-9611
ir@digirad.com	lcati@equityny.com

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2019	2018	2019	2018
Revenues:
Healthcare	$27,540	$25,928	$102,846	$104,180
Building and Construction	8,528	—	11,257	—
Real Estate and Investments	74	—	82	—
Total revenues	36,142	25,928	114,185	104,180
Cost of revenues:
Healthcare	21,151	22,189	82,518	85,909
Building and Construction	6,992	—	9,244	—
Real Estate and Investments	65	—	308	—
Total cost of revenues	28,208	22,189	92,070	85,909
Gross profit	7,934	3,739	22,115	18,271
Total gross profit percentage	22.0%	14.4%	19.4%	17.5%
Healthcare	23.2%	14.4%	19.8%	17.5%
Building and Construction	18.0%	—%	17.9%	—%
Real Estate and Investments	12.2%	—%	(275.6)%	—%
Operating expenses:
Selling, general and administrative	6,927	4,829	21,575	20,456
Amortization of intangible assets	829	308	1,794	1,377
Merger and financing costs	284	—	2,342	—
Goodwill impairment	—	—	—	476
Gain (loss) on sale of building	(4)	—	232	507
Total operating expenses	8,036	5,137	25,943	22,816
Loss from operations	(102)	(1,398)	(3,828)	(4,545)
Other expense:
Other income (expense), net	67	51	(133)	(61)
Interest expense, net	(429)	(188)	(1,156)	(751)
Gain (loss) on extinguishment of debt	—	—	(151)	(43)
Total other expense	(362)	(137)	(1,440)	(855)
Loss before income taxes	(464)	(1,535)	(5,268)	(5,400)
Income tax benefit	207	621	375	1,561
Net loss from continuing operations	(257)	(914)	(4,893)	(3,839)
Net (loss) income from discontinued operations	—	(680)	266	4,575
Net (loss) income	(257)	(1,594)	(4,627)	736
Deemed dividend on Series A redeemable preferred stock	(596)	—	(596)	—
Net (loss) income attributable to common shareholders	$(853)	$(1,594)	$(5,223)	$736

Net (loss) income per share - basic and diluted
Net loss per share, continuing operations attributable to common shareholders	$(0.42)	$(0.45)	$(2.69)	$(1.90)
Net (loss) income per share, discontinued operations attributable to common shareholders	—	(0.34)	0.13	2.27
Net (loss) income per share attributable to common shareholders - basic and diluted	$(0.42)	$(0.79)	$(2.56)	$0.37
Dividends declared per common share	$—	$—	$—	$1.65
Weighted-average shares outstanding – basic and diluted	2,050	2,024	2,041	2,016

Net (loss) income	$(257)	$(1,594)	$(4,627)	$736
Other comprehensive income (loss):
Reclassification of tax provision impact	—	—	22	—
Reclassification of unrealized gains on equity securities to retained earnings	—	—	—	(17)
Total other comprehensive income (loss)	—	—	22	(17)
Comprehensive (loss) income	$(257)	$(1,594)	$(4,605)	$719

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$1,821	$1,545
Restricted cash	240	167
Equity securities	26	153
Accounts receivable, net	18,571	12,642
Inventories, net	7,097	5,402
Other current assets	1,794	1,285
Total current assets	29,549	21,194
Property and equipment, net	22,138	21,645
Operating lease right-of-use assets	4,827	—
Intangible assets, net	22,903	5,228
Goodwill	9,978	1,745
Restricted cash	—	101
Investments in and receivables from related parties	—	275
Other assets	1,165	406
Total assets	$90,560	$50,594

Liabilities, Mezzanine Equity and Stockholders’ Equity:
Current liabilities:
Accounts payable	$8,932	$5,206
Accrued compensation	4,579	3,862
Accrued warranty	421	197
Deferred revenue	1,786	1,687
Short-term debt	4,036	—
Payable from related parties	1,920	—
Operating lease liabilities	1,866	—
Other current liabilities	4,638	2,265
Total current liabilities	28,178	13,217
Long-term debt, net of current portion	17,038	9,500
Deferred tax liabilities	23	121
Operating lease liabilities, net of current portion	3,073	—
Other liabilities	1,551	1,956
Total liabilities	49,863	24,794

Preferred stock, $0.0001 par value: 10,000,000 shares authorized: 10% Series A Cumulative Perpetual Preferred Stock, 8,000,000 shares liquidation preference ($10.00 per share), 1,915,637 shares issued or outstanding at December 31, 2019	19,602	—

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 2,050,659 and 2,024,979 shares issued and outstanding (net of treasury shares) at December 31, 2019 and 2018, respectively	—	—
Treasury stock, at cost; 258,849 shares at December 31, 2019 and December 31, 2018	(5,728)	(5,728)
Additional paid-in capital	145,352	145,430
Accumulated other comprehensive loss	—	(22)
Accumulated deficit	(118,529)	(113,880)
Total stockholders’ equity	21,095	25,800
Total liabilities, mezzanine equity and stockholders’ equity	$90,560	$50,594

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Net loss from continuing operations	$(257)	$(914)	$(4,893)	$(3,839)
Acquired intangible amortization	829	308	1,794	1,377
Unrealized (gain) loss on equity securities (1)	(33)	(50)	(62)	62
Restructuring costs (2)	(1)	(4)	121	93
Loss on extinguishment of debt (3)	—	—	151	43
Goodwill impairment	—	—	—	476
(Gain) loss on sale of buildings	(4)	—	232	507
Write-off of Star Real Estate Holding Assets	—	—	143	—
Transaction cost (4)	284	91	2,342	91
Write-off of preferred stock issuance cost (5)	—	—	273	—
Income tax benefit	(207)	(621)	(375)	(1,561)
Non-GAAP adjusted net income (loss) from continuing operations	$611	$(1,190)	$(274)	$(2,751)

Net loss per diluted share from continuing operations	$(0.13)	$(0.45)	$(2.40)	$(1.90)
Acquired intangible amortization	0.40	0.15	0.88	0.68
Unrealized (gain) loss on equity securities (1)	(0.02)	(0.02)	(0.03)	0.03
Restructuring costs (2)	—	—	0.06	0.05
Loss on extinguishment of debt (3)	—	—	0.07	0.02
Goodwill impairment	—	—	—	0.24
(Gain) loss on sale of buildings	—	—	0.11	0.25
Write-off of Star Real Estate Holding Assets	—	—	0.07	—
Transaction cost (4)	0.14	0.04	1.15	0.05
Write-off of preferred stock issuance cost (5)	—	—	0.13	—
Income tax benefit	(0.10)	(0.31)	(0.18)	(0.77)
Non-GAAP adjusted net income (loss) per basic and diluted share from continuing operations (6)	$0.30	$(0.59)	$(0.13)	$(1.36)

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net loss from continuing operations	$(257)	$(914)	$(4,893)	$(3,839)
Unrealized (gain) loss on equity securities (1)	(33)	(50)	(62)	62
Restructuring costs (2)	(1)	(4)	121	93
Loss on extinguishment of debt (3)	—	—	151	43
Depreciation and amortization	2,440	1,988	8,075	8,706
Stock-based compensation	124	88	540	634
(Gain) loss on sale of building	(4)	—	232	507
Interest expense, net	429	188	1,156	751
Goodwill impairment	—	—	—	476
Write-off of Star Real Estate Holding Assets	—	—	143	—
Transaction cost (4)	284	91	2,342	91
Write-off of preferred stock issuance cost (5)	—	—	273	—
Income tax benefit	(207)	(621)	(375)	(1,561)
Non-GAAP adjusted EBITDA from continuing operations	$2,775	$766	$7,703	$5,963

(1)	Reflects change in fair value of investments in equity securities.

(2)	Reflects severance related costs.

(3)	Reflects write-off of unamortized deferred financing costs associated with the Comerica Credit Agreement.

(4)	Reflects legal and other costs related to the ATRM merger and HoldCo establishment.

(5)	Reflects write-off of costs related to a potential offering of preferred stock the Company does not expect to complete.

(6)
Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$1,165	$2,846	$400	$5,064
Less Purchases of Property and Equipment	(330)	(244)	(1,512)	(2,163)
Gross Free Cash Flow	835	2,602	(1,112)	2,901
Plus Net Dispositions	238	315	1,734	2,095
Plus Merger related net working capital adjustment	284	—	2,342	—
Free cash flow	$1,357	$2,917	$2,964	$4,996

Digirad Corporation
Supplemental Debt Information
(Unaudited)
(In thousands)
The following table reflects outstanding principal balances and interest rates for the Company’s debt:

	December 31, 2019		December 31, 2018
	Amount	Interest Rate	Amount	Interest Rate
Revolving Credit Facility - SNB (1)	$17,038	4.26%	$—	—%
Revolving Credit Facility - Comerica (2)	$—	—%	$9,500	4.87%
Revolving Credit Facility - Gerber (3)	$1,111	7.50%	$—	—%
Revolving Credit Facility - Premier (4)	$2,925	6.25%	$—	—%

(1)	Entered into with Sterling National Bank in March 2019 by Digirad. The agreement consists of a revolving credit facility with a five-year term, maturing in March 2024.

(2)
Entered into with Comerica Bank in June 2017 by Digirad, which was subsequently amended on January 30, 2018 and September 30, 2018. The Company used a portion of the financing made available under the SNB Credit Facility to refinance and terminate, effective as of March 29, 2019, its credit facility with Comerica Bank.

(3)	Entered into with Gerber Finance Inc. by KBS prior to the Company’s acquisition of ATRM, and subsequently became Company debt upon consummation of the ATRM acquisition.

(4)	Entered into with Premier Bank by EdgeBuilder and Glenbrook prior to the Company’s acquisition of ATRM, and subsequently became Company debt upon consummation of the ATRM acquisition.

Digirad Corporation
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018 (1)	2019	2018 (1)
Revenue by segment:
Diagnostic Services	$12,009	$11,552	$47,723	$49,256
Diagnostic Imaging	4,949	3,582	13,872	11,983
Mobile Healthcare	10,582	10,794	41,251	42,941
Building and Construction	8,528	—	11,257	—
Real Estate and Investments	232	—	275	—
Corporate, eliminations and other	(158)	—	(193)	—
Consolidated revenue	$36,142	$25,928	$114,185	$104,180

Gross profit by segment:
Diagnostic Services	$2,689	$1,827	$10,237	$9,447
Diagnostic Imaging	2,095	1,477	5,135	5,142
Mobile Healthcare	1,605	435	4,956	3,682
Building and Construction	1,536	—	2,013	—
Real Estate and Investments	167	—	(33)	—
Corporate, eliminations and other	(158)	—	(193)	—
Consolidated gross profit	$7,934	$3,739	$22,115	$18,271

Income (loss) from continuing operations by segment:
Diagnostic Services	$1,751	$962	$6,788	$4,812
Diagnostic Imaging	1,620	938	3,283	2,752
Mobile Healthcare	727	(830)	1,094	(1,001)
Building and Construction	281	—	307	—
Real Estate and Investments	(52)	—	(312)	—
Corporate, eliminations and other	(158)	—	(193)	—
Unallocated corporate and other expenses	(3,991)	(2,468)	(12,221)	(10,125)
Segment income from operations	178	(1,398)	(1,254)	(3,562)
Goodwill impairment (2)	—	—	—	(476)
Merger and finance costs (3)	(284)	—	(2,342)	—
Gain (loss) on sale of buildings	4	—	(232)	(507)
Consolidated loss from operations	$(102)	$(1,398)	$(3,828)	$(4,545)

Depreciation and amortization by segment:
Diagnostic Services	$335	$377	$1,277	$2,127
Diagnostic Imaging	63	92	278	313
Mobile Healthcare	1,507	1,766	5,644	6,266
Building and Construction	587	—	711	—
Real Estate and Investments	(78)	—	165	—
Total depreciation and amortization	$2,414	$2,235	$8,075	$8,706
(1) Segment information has been recast for all periods presented to reflect the allocation of corporate and other expenses.
(2) Reflects goodwill impairment adjustment for Telerhythmics reporting unit.
(3) Reflects legal and other costs related to the ATRM merger and HoldCo establishment.